Exhibit (a)(5)(ii)

Atlantic Power Corporation Announces Results of Substantial Issuer Bid

DEDHAM, MASSACHUSETTS — July 25, 2016 — Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power” or the “Company”) announced today the final results of its previously announced substantial issuer bid (the “Offer”) to purchase for cancellation up to US$65,000,000 aggregate principal amount of the Company’s issued and outstanding 5.75% Series C Convertible Unsecured Subordinated Debentures maturing June 30, 2019 (the “Debentures”), which expired at 5:00 pm (Toronto time) on July 22, 2016.

An aggregate of US$62,713,000 principal amount of the Debentures was deposited under the Offer.  The Company has taken up and accepted for purchase and cancellation all such deposited Debentures at a purchase price of US$965 in cash per US$1,000 principal amount of Debentures, plus a cash payment in respect of all accrued and unpaid interest.  Payment to the depositary for such Debentures taken up and purchased by the Company under the Offer will be made promptly and in accordance with the terms of the Offer.

After giving effect to the purchase and cancellation of the Debentures deposited under the Offer, approximately US$42.6 million principal amount of the Series C Debentures will remain outstanding.

RBC Capital Markets is acting as dealer manager and financial advisor to the Company in connection with the Offer.

About Atlantic Power

Atlantic Power owns and operates a diverse fleet of power generation assets in the United States and Canada.  The Company’s power generation projects sell electricity to utilities and other large commercial customers largely under long-term power purchase agreements, which seek to minimize exposure to changes in commodity prices.  Atlantic Power’s power generation projects in operation have an aggregate gross electric generation capacity of approximately 2,138 megawatts (“MW”) in which its aggregate ownership interest is approximately 1,500 MW.  The Company’s current portfolio consists of interests in twenty-three operational power generation projects across nine states in the United States and two provinces in Canada.

Atlantic Power’s common shares trade on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP.  For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation
Investor Relations
(617) 977-2700
info@atlanticpower.com

Copies of the Company’s financial data and other publicly filed documents are filed on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power Corporation” or on the Company’s website.

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Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release may constitute forward-looking information or forward-looking statements within the meaning of applicable securities laws (collectively, “forward-looking statements”), which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects.  These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “project,” “continue,” “believe,” “intend,” “anticipate,” “expect” or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters.  Examples of such statements in this press release include, but are not limited to, statements with respect to the timing of the take up and payment for the Debentures deposited under the Offer.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved.  Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the U.S. Securities and Exchange Commission (the “SEC”) from time to time for a detailed discussion of the risks and uncertainties affecting the Company.  Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.